Exhibit 10.55

CALIFORNIA ASSOCIATION OF REALTORS®

COMMISSION AGREEMENT

(C.A.R. Form CA, Revised 4/09)

1. **COMPENSATION: Notice:The amount or rate of real estate commissions is not fixed by law.They are set by each broker individually and may be negotiable between the Seller/Buyer/Landlord/Tenant/Optionor/Optionee ("Principal") and Broker.**

Coronus Energy Corp ("Principal"), agrees to pay to Century 21 Desert Rock, ("Broker(s)"), as compensation for services, irrespective of agency relationships, the sum of either ☐ ______ percent of the transaction price, or ☒ Five Thousand Dollars ($ 5,000.00), for property situated in the City of Oak Hills, County of San Bernardino, California, described as El Centro.

Compensation is payable as follows: **(i)** On recordation of the deed or other evidence of title or, if a lease, on execution of the lease, or if an option, on execution of the option agreement; or **(ii)** If completion of the transaction is prevented by default of Principal, then upon such default;or **(iii)** If completion of the transaction is prevented by a party to the transaction other than Principal, then only if and when Principal collects damages by suit, settlement, or otherwise, and then in an amount equal to the lesser of one-half of the damages recovered, or the above compensation, after first deducting title and escrow expenses and the expenses of collection, if any. Broker may cooperate with other brokers, and divide with other brokers such compensation in any manner acceptable to Broker.Principal hereby irrevocably assigns to Broker the above compensation from Principal's funds and proceeds in escrow.

2. **ATTORNEY FEES:** In any action, proceeding, or arbitration between Principal and Broker(s) arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney fees and costs.
3. **DISPUTE RESOLUTION:**
   A. **MEDIATION:** Principal and Broker agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action:exclusions from this mediation agreement are specified in paragraph 3C below. Mediation fees, if any, shall be divided equally among the parties involved.If any party commences an action based on a dispute or claim to which this paragraph applies, without first attempting to resolve the matter through mediation, then that party shall not be entitled to recover attorney fees, even if they would otherwise be available to that party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED.

   B. **ARBITRATION OF DISPUTES: Principal and Broker agree that any dispute or claim in law or equity arising between them regarding the obligation to pay compensation under this Agreement, which is not settled through mediation, shall be decided by neutral, binding arbitration, subject to paragraph 3C below. The arbitrator shall be a retired judge or justice, or an attorney with at least five years of residential real estate law experience, unless the parties mutually agree to a different arbitrator, who shall render an award in accordance with substantive California Law. In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered in any court having jurisdiction. The parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05.**

   "NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

   "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

   Principal's Initials ______ / ______ Broker's Initials ______ / ______

   C. **EXCLUSIONS FROM MEDIATION AND ARBITRATION:** The following matters are excluded from Mediation and Arbitration hereunder: **(a)** A judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or installment land sale contract as defined in Civil Code §2985; **(b)** An unlawful detainer action; **(c)** The filing or enforcement of a mechanic's lien; **(d)** Any matter that is within the jurisdiction of a probate, small claims, or bankruptcy court; and **(e)** An action for bodily injury or wrongful death, or for latent or patent defects to which Code of Civil Procedure §337.1 or §337.15 applies. The filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a violation of the mediation and arbitration provisions.
4. **OTHER TERMS AND CONDITIONS:** ______

Principal has read and acknowledges receipt of a copy of this Agreement.

Principal PER: [signature]	Principal ______
Coronus Energy Corp **(Print name)**	**(Print name)**
Address 1100-1200 West 73rd Ave Vancouver, B.C. Canada V6P 6G5	Address ______
Date Nov. 3/2011 Phone/Fax/Email ______	Date ______ Phone/Fax/Email ______

Real Estate Broker agrees to the foregoing:

Broker Century 21 Desert Rock By ______ Date ______

DRE Lic. # 01064927

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, INC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Reviewed by ______ Date ______

EQUAL HOUSING OPPORTUNITY